September 27, 2012

EntreMed, Inc.
9640 Medical Center Drive
Rockville, MD 20850

Re:          Registration Statement on FormS-3

Ladies and Gentlemen:

We have acted as special counsel to EntreMed, Inc. (the “Company”) in connection with the shelf registration statement on Form S-3, to be filed on the date hereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to the issuance and sale from time to time by the Company of the following securities of the Company: (i) common stock, $0.01 par value per share (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Warrants”) and (iii) (v) units consisting of two or more of the Offered Securities (as defined below) (the “Units”), and (iv) such indeterminate number of shares of Common Stock as may be issued upon conversion, exchange or exercise of any Warrants, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (collectively, “Indeterminate Securities”). The Common Stock, Warrants, Units, and Indeterminate Securities are collectively referred to herein as the “Offered Securities.”

In connection with rendering the opinions set forth in this letter, we have examined and relied upon the following:

(i)          the Registration Statement;

(ii)          the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware (the “Certificate of Incorporation”);

(iii)          the Amended and Restated Bylaws of the Company, as currently in effect and as certified by the Secretary of the Company (the “Bylaws”);

EntreMed, Inc.

September 27, 2012

(iv)          a copy of certain resolutions of the board of directors of the Company (the “Board of Directors”), adopted on September 6. 2012, relating to the registration of the Offered Securities, as certified by the Secretary of the Company; and

(v)          such other corporate records, certificates and other documents as we have deemed necessary or appropriate for rendering the opinions hereinafter expressed.

We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

A.          We have assumed without verification (i) the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies; (ii) that the issuance, offer and sale of Offered Securities from time to time and the final terms and conditions of the Offered Securities to be so issued, offered and sold, including those relating to price and amount of Offered Securities to be issued, offered and sold, (a) are consistent with the descriptions thereof in the Registration Statement, the related prospectus and the applicable prospectus supplement, (b) do not violate any applicable law, (c) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (d) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (including the issuance of Common Stock upon exercise or conversion, as applicable, of Warrants or any Units) or the issuance of Indeterminate Securities is in an amount that is not less than the par value of the Common Stock; (iv) that, with respect to Warrants, (a) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent, if any, to be identified in the applicable prospectus supplement; (b) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (c) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (d) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (e) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (f) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) the Registration Statement has become effective under the Securities Act and remains effective at the time of any offer or sale of the Offered Securities.

EntreMed, Inc.

September 27, 2012

B.          The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

C.          We express no opinion as to the effect or application of any laws or regulations other than the General Corporation Law of the State of Delaware (the “DGCL”) and the federal laws of the United States. As to the matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

D.          To the extent that the characterization of, and the enforceability of any rights or remedies in, any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or transfer, equitable subordination, or similar laws and doctrines affecting the rights of creditors generally, and general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion, when issued and delivered in the manner and on the terms described in the Registration Statement (after the same is declared effective), that:

EntreMed, Inc.

September 27, 2012

1.          With respect to any shares of any Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) terms of the issuance and sale of the Offered Common Stock have been duly established and are then in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) certificates in the form required under the DGCL representing the shares of Offered Common Stock, if any, are duly executed and countersigned; and (vii) the shares of Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of Warrant or any Units), when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be legally authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2.          With respect to any Warrants offered by the Company, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) a Warrant Agreement, if any, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Warrants and related matters; and (v) terms of the issuance and sale of the Warrants have been duly established and are then in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will be legally valid and binding obligations of the Company.

EntreMed, Inc.

September 27, 2012

3.          With respect to any Units offered by the Company, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement with respect to the Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) a Unit agreement, if any, has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, has taken all necessary corporate action to approve the issuance of the Units and related matters; and (v) terms of the issuance and sale of the Units have been duly established and are then in conformity with the Certificate of Incorporation and Bylaws so as not to violate any applicable law, the Certificate of Incorporation or Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Units will be legally valid and binding obligations of the Company.

This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement, and to reference our firm under the caption “Legal Matters” contained in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Arnold & Porter LLP

ARNOLD & PORTER LLP